SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 2002
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-35
                                     Issuer

                                 --------------


The Class PO               The Class PO Certificates
Certificates
represent                  o        This supplement relates to the offering of
obligations of the                  the Class PO Certificates of the series
trust only and do                   referenced above. This supplement does not
not represent an                    contain complete information about the
interest in or                      offering of the Class PO Certificates.
obligation of CWMBS,                Additional information is contained in the
Inc., Countrywide                   prospectus supplement dated December 23,
Home Loans, Inc.,                   2002, prepared in connection with the
Countrywide Home                    offering of the offered certificates of the
Loans Servicing LP,                 series referenced above and in the
or any of their                     prospectus of the depositor dated November
affiliates.                         22, 2002. You are urged to read this
                                    supplement, the prospectus supplement and
This supplement may                 the prospectus in full.
be used to offer and
sell the offered           o        As of February 25, 2003, the class
certificates only if                certificate balance of the Class PO
accompanied by the                  Certificates was approximately $2,302,786.
prospectus
supplement and the         o        Exhibit 1 to this supplement is the monthly
prospectus.                         statement made available to holders of the
                                    Class PO Certificates on the February 25,
                                    2003 distribution date.

                           o This supplement also modifies the "Method of Distribution" section on page S-90 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-64 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated December 23, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.

                           DESCRIPTION OF COLLATERAL

Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 81.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                 Percentage of the Prepayment Assumption
                          ------------------------------------------------------
Class                        0%        100%        300%        400%        500%
-----                     -------    -------     -------     -------     -------
Class PO..............      2.0%       6.5%       14.4%       17.8%       21.0%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                   [Attached]

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8W                                Distribution Date: 2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2002-35


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current            Cumulative
                   Class      Rate     Beginning     Through    Principal     Interest        Total    Realized   Ending    Realized
Class  Cusip   Description   Type      Balance       Rate(%) Distribution  Distribution  Distribution  Losses    Balance    Losses
-----------------------------------------------------------------------------------------------------------------------------------
 1A1 12669DSG4   Senior   Fix-30/360   238,821,408.34  5.000000  4,155,971.85    995,089.20  5,151,061.06    -   234,665,436.48    -
 1A2 12669DSH2   Senior   Fix-30/360    43,584,128.00  5.000000             -    181,600.53    181,600.53    -    43,584,128.00    -
 1A3 12669DSJ8   Senior   Fix-30/360    37,252,986.00  5.000000             -    155,220.77    155,220.77    -    37,252,986.00    -
 1A4 12669DSK5   Senior   Fix-30/360     2,293,902.00  5.000000             -      9,557.92      9,557.92    -     2,293,902.00    -
 1A5 12669DSL3   Senior   Fix-30/360     1,960,684.00  5.000000             -      8,169.52      8,169.52    -     1,960,684.00    -
 1A6 12669DSM1   Senior   Fix-30/360    25,033,000.00  5.000000             -    104,304.17    104,304.17    -    25,033,000.00    -
 1A7 12669DSN9   Senior   Fix-30/360    39,115,115.52  5.000000  1,116,305.96    162,979.65  1,279,285.61    -    37,998,809.56    -
 1A8 12669DSP4   Senior   Fix-30/360    49,480,362.69  5.000000    672,250.16    206,168.18    878,418.34    -    48,808,112.54    -
 2A1 12669DSQ2   Senior   Fix-30/360    47,647,750.00  6.000000             -    238,238.75    238,238.75    -    47,647,750.00    -
 2A2 12669DSR0   Senior   Fix-30/360   140,083,723.08  5.500000  2,655,720.77    642,050.40  3,297,771.17    -   137,428,002.31    -
 2A3 12669DSS8   Senior   Fix-30/360    30,635,000.00  6.000000             -    153,175.00    153,175.00    -    30,635,000.00    -
 2A4 12669DST6   Senior   Fix-30/360    17,375,437.00  6.000000             -     86,877.18     86,877.18    -    17,375,437.00    -
 2A5 12669DSU3   Senior   Fix-30/360   100,068,405.35  6.000000  1,783,530.57    500,342.03  2,283,872.60    -    98,284,874.78    -
 2A6 12669DSV1   Senior   Fix-30/360    11,154,000.00  6.000000             -     55,770.00     55,770.00    -    11,154,000.00    -
 2A7 12669DSW9   Senior   Fix-30/360    74,992,166.44  5.000000  1,278,619.41    312,467.36  1,591,086.77    -    73,713,547.03    -
 2A8 12669DSX7   Senior   Var-30/360    29,996,866.57  1.902500    511,447.76     47,557.53    559,005.30    -    29,485,418.81    -
 2A9 12669DSY5  Strip IO  Var-30/360    29,996,866.57  6.597500             -    164,920.27    164,920.27    -    29,485,418.81    -
 210 12669DSZ2   Senior   Fix-30/360     6,641,000.00  6.000000             -     33,205.00     33,205.00    -     6,641,000.00    -
 211 12669DTA6   Senior   Var-30/360    28,016,744.62  1.852500    531,144.15     43,250.85    574,395.00    -    27,485,600.46    -
 212 12669DTB4  Strip IO  Var-30/360    28,016,744.62  6.647500             -    155,201.09    155,201.09    -    27,485,600.46    -
 213 12669DTC2   Senior   Fix-30/360       529,940.00  6.000000             -      2,649.70      2,649.70    -       529,940.00    -
 214 12669DTD0   Senior   Fix-30/360       638,803.00  6.000000             -      3,194.01      3,194.01    -       638,803.00    -
 3A1 12669DTE8   Senior   Fix-30/360   220,082,469.30  5.000000  1,400,600.30    917,010.29  2,317,610.59    -   218,681,869.00    -
 4A1 12669DTF5   Senior   Fix-30/360    99,361,130.91  5.000000  2,204,847.58    414,004.71  2,618,852.29    -    97,156,283.34    -
 4A2 12669DTG3   Senior   Fix-30/360    12,070,276.00  5.000000             -     50,292.82     50,292.82    -    12,070,276.00    -
 4A3 12669DTH1   Senior   Fix-30/360     8,571,205.92  5.000000    211,481.24     35,713.36    247,194.60    -     8,359,724.68    -
 4A4 12669DTJ7   Senior   Fix-30/360    99,290,145.46  4.750000  2,449,830.64    393,023.49  2,842,854.13    -    96,840,314.82    -
 4A5 12669DTK4  Strip IO  Fix-30/360     4,964,507.27  5.000000             -     20,685.45     20,685.45    -     4,842,015.74    -
 PO                                      2,308,579.87  0.000000      5,793.93             -      5,793.93    -     2,302,785.94    -
PO-1 12669DTL2  Strip PO  Fix-30/360                -  0.000000             -             -             -    -                -    -
PO-2 12669DTL2  Strip PO  Fix-30/360     2,292,188.25  0.000000      5,729.07             -      5,729.07    -     2,286,459.18    -
PO-3 12669DTL2  Strip PO  Fix-30/360        10,973.87  0.000000         46.43             -         46.43    -        10,927.44    -
PO-4 12669DTL2  Strip PO  Fix-30/360         5,417.75  0.000000         18.43             -         18.43    -         5,399.32    -
 AR  12669DTM0   Senior   Fix-30/360                -  5.000000             -             -             -    -                -    -
------------------------------------------------------------------------------------------------------------------------------------
  M  12669DTN8   Junior   Fix-30/360    13,284,079.41  5.357371     43,104.93     59,306.45    102,411.38    -    13,240,974.48    -
 B1  12669DTP3   Junior   Fix-30/360     4,894,134.52  5.357371     15,880.76     21,849.75     37,730.51    -     4,878,253.76    -
 B2  12669DTQ1   Junior   Fix-30/360     3,495,810.37  5.357371     11,343.40     15,606.96     26,950.36    -     3,484,466.97    -
 B3  12669DWZ7   Junior   Fix-30/360     2,097,486.22  5.357371      6,806.04      9,364.18     16,170.22    -     2,090,680.18    -
 B4  12669DXA1   Junior   Fix-30/360     1,398,324.15  5.357371      4,537.36      6,242.78     10,780.15    -     1,393,786.79    -
 B5  12669DXB9   Junior   Fix-30/360     1,398,333.98  5.357371      4,537.36      6,242.83     10,780.19    -     1,393,796.62    -
------------------------------------------------------------------------------------------------------------------------------------
Totals                               1,393,573,398.72           19,063,754.17  6,211,332.22 25,275,086.42    - 1,374,509,644.55    -
------------------------------------------------------------------------------------------------------------------------------------

                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                   Original      Beginning    Scheduled               Unscheduled     Net      Current     Ending         Ending
                 Certificate    Certificate   Principal    Accretion   Principal    Principal  Realized  Certificate   Certificate
Class  Cusip       Balance        Balance    Distribution  Principal  Adjustments Distribution  Losses     Balance        Factor
------------------------------------------------------------------------------------------------------------------------------------
 1A1 12669DSG4  242,033,900.00   238,821,408.34  4,155,971.85       -    -       4,155,971.85     -    234,665,436.48  0.96955606832
 1A2 12669DSH2   43,584,128.00    43,584,128.00             -       -    -                  -     -     43,584,128.00  1.00000000000
 1A3 12669DSJ8   37,252,986.00    37,252,986.00             -       -    -                  -     -     37,252,986.00  1.00000000000
 1A4 12669DSK5    2,293,902.00     2,293,902.00             -       -    -                  -     -      2,293,902.00  1.00000000000
 1A5 12669DSL3    1,960,684.00     1,960,684.00             -       -    -                  -     -      1,960,684.00  1.00000000000
 1A6 12669DSM1   25,033,000.00    25,033,000.00             -       -    -                  -     -     25,033,000.00  1.00000000000
 1A7 12669DSN9   39,978,000.00    39,115,115.52  1,116,305.96       -    -       1,116,305.96     -     37,998,809.56  0.95049301010
 1A8 12669DSP4   50,000,000.00    49,480,362.69    672,250.16       -    -         672,250.16     -     48,808,112.54  0.97616225070
 2A1 12669DSQ2   47,647,750.00    47,647,750.00             -       -    -                  -     -     47,647,750.00  1.00000000000
 2A2 12669DSR0  140,235,000.00   140,083,723.08  2,655,720.77       -    -       2,655,720.77     -    137,428,002.31  0.97998361541
 2A3 12669DSS8   30,635,000.00    30,635,000.00             -       -    -                  -     -     30,635,000.00  1.00000000000
 2A4 12669DST6   17,375,437.00    17,375,437.00             -       -    -                  -     -     17,375,437.00  1.00000000000
 2A5 12669DSU3  100,170,000.00   100,068,405.35  1,783,530.57       -    -       1,783,530.57     -     98,284,874.78  0.98118074054
 2A6 12669DSV1   11,154,000.00    11,154,000.00             -       -    -                  -     -     11,154,000.00  1.00000000000
 2A7 12669DSW9   75,065,000.00    74,992,166.44  1,278,619.41       -    -       1,278,619.41     -     73,713,547.03  0.98199623030
 2A8 12669DSX7   30,026,000.00    29,996,866.57    511,447.76       -    -         511,447.76     -     29,485,418.81  0.98199623030
 2A9 12669DSY5   30,026,000.00    29,996,866.57             -       -    -                  -     -     29,485,418.81  0.98199623030
 210 12669DSZ2    6,641,000.00     6,641,000.00             -       -    -                  -     -      6,641,000.00  1.00000000000
 211 12669DTA6   28,047,000.00    28,016,744.62    531,144.15       -    -         531,144.15     -     27,485,600.46  0.97998361541
 212 12669DTB4   28,047,000.00    28,016,744.62             -       -    -                  -     -     27,485,600.46  0.97998361541
 213 12669DTC2      529,940.00       529,940.00             -       -    -                  -     -        529,940.00  1.00000000000
 214 12669DTD0      638,803.00       638,803.00             -       -    -                  -     -        638,803.00  1.00000000000
 3A1 12669DTE8  220,702,523.00   220,082,469.30  1,400,600.30       -    -       1,400,600.30     -    218,681,869.00  0.99084444538
 4A1 12669DTF5  100,000,000.00    99,361,130.91  2,204,847.58       -    -       2,204,847.58     -     97,156,283.34  0.97156283337
 4A2 12669DTG3   12,070,276.00    12,070,276.00             -       -    -                  -     -     12,070,276.00  1.00000000000
 4A3 12669DTH1    8,632,484.00     8,571,205.92    211,481.24       -    -         211,481.24     -      8,359,724.68  0.96840314819
 4A4 12669DTJ7  100,000,000.00    99,290,145.46  2,449,830.64       -    -       2,449,830.64     -     96,840,314.82  0.96840314819
 4A5 12669DTK4    5,000,000.00     4,964,507.27             -       -    -                  -     -      4,842,015.74  0.96840314819
 PO               2,379,777.17     2,308,579.87      5,793.93       -    -           5,793.93     -      2,302,785.94  0.96764771468
PO-1 12669DTL2               -                -             -       -    -                  -     -                 -  0.00000000000
PO-2 12669DTL2    2,335,067.77     2,292,188.25      5,729.07       -    -           5,729.07     -      2,286,459.18  0.97918321938
PO-3 12669DTL2       22,476.70        10,973.87         46.43       -    -              46.43     -         10,927.44  0.48616730401
PO-4 12669DTL2       22,232.70         5,417.75         18.43       -    -              18.43     -          5,399.32  0.24285495860
 AR  12669DTM0          100.00                -             -       -    -                  -     -                 -  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
  M  12669DTN8   13,306,650.00    13,284,079.41     43,104.93       -    -          43,104.93     -     13,240,974.48  0.99506445895
 B1  12669DTP3    4,902,450.00     4,894,134.52     15,880.76       -    -          15,880.76     -      4,878,253.76  0.99506445895
 B2  12669DTQ1    3,501,750.00     3,495,810.37     11,343.40       -    -          11,343.40     -      3,484,466.97  0.99506445895
 B3  12669DWZ7    2,101,050.00     2,097,486.22      6,806.04       -    -           6,806.04     -      2,090,680.18  0.99506445895
 B4  12669DXA1    1,400,700.00     1,398,324.15      4,537.36       -    -           4,537.36     -      1,393,786.79  0.99506445895
 B5  12669DXB9    1,400,709.83     1,398,333.98      4,537.36       -    -           4,537.36     -      1,393,796.62  0.99506449526
------------------------------------------------------------------------------------------------------------------------------------
 Totals       1,400,700,000.00 1,393,573,398.72 19,063,754.17       -    -      19,063,754.17     -  1,374,509,644.55
------------------------------------------------------------------------------------------------------------------------------------

                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net          Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment       Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  1A1     238,821,408.34    5.000000    995,089.20         -               -    995,089.20        -              -        995,089.20
  1A2      43,584,128.00    5.000000    181,600.53         -               -    181,600.53        -              -        181,600.53
  1A3      37,252,986.00    5.000000    155,220.77         -               -    155,220.77        -              -        155,220.77
  1A4       2,293,902.00    5.000000      9,557.92         -               -      9,557.92        -              -          9,557.92
  1A5       1,960,684.00    5.000000      8,169.52         -               -      8,169.52        -              -          8,169.52
  1A6      25,033,000.00    5.000000    104,304.17         -               -    104,304.17        -              -        104,304.17
  1A7      39,115,115.52    5.000000    162,979.65         -               -    162,979.65        -              -        162,979.65
  1A8      49,480,362.69    5.000000    206,168.18         -               -    206,168.18        -              -        206,168.18
  2A1      47,647,750.00    6.000000    238,238.75         -               -    238,238.75        -              -        238,238.75
  2A2     140,083,723.08    5.500000    642,050.40         -               -    642,050.40        -              -        642,050.40
  2A3      30,635,000.00    6.000000    153,175.00         -               -    153,175.00        -              -        153,175.00
  2A4      17,375,437.00    6.000000     86,877.18         -               -     86,877.18        -              -         86,877.18
  2A5     100,068,405.35    6.000000    500,342.03         -               -    500,342.03        -              -        500,342.03
  2A6      11,154,000.00    6.000000     55,770.00         -               -     55,770.00        -              -         55,770.00
  2A7      74,992,166.44    5.000000    312,467.36         -               -    312,467.36        -              -        312,467.36
  2A8      29,996,866.57    1.902500     47,557.53         -               -     47,557.53        -              -         47,557.53
  2A9      29,996,866.57    6.597500    164,920.27         -               -    164,920.27        -              -        164,920.27
  210       6,641,000.00    6.000000     33,205.00         -               -     33,205.00        -              -         33,205.00
  211      28,016,744.62    1.852500     43,250.85         -               -     43,250.85        -              -         43,250.85
  212      28,016,744.62    6.647500    155,201.09         -               -    155,201.09        -              -        155,201.09
  213         529,940.00    6.000000      2,649.70         -               -      2,649.70        -              -          2,649.70
  214         638,803.00    6.000000      3,194.01         -               -      3,194.01        -              -          3,194.01
  3A1     220,082,469.30    5.000000    917,010.29         -               -    917,010.29        -              -        917,010.29
  4A1      99,361,130.91    5.000000    414,004.71         -               -    414,004.71        -              -        414,004.71
  4A2      12,070,276.00    5.000000     50,292.82         -               -     50,292.82        -              -         50,292.82
  4A3       8,571,205.92    5.000000     35,713.36         -               -     35,713.36        -              -         35,713.36
  4A4      99,290,145.46    4.750000    393,023.49         -               -    393,023.49        -              -        393,023.49
  4A5       4,964,507.27    5.000000     20,685.45         -               -     20,685.45        -              -         20,685.45
  PO        2,308,579.87    0.000000             -         -               -             -        -              -                 -
 PO-1                  -    0.000000             -         -               -             -        -              -                 -
 PO-2       2,292,188.25    0.000000             -         -               -             -        -              -                 -
 PO-3          10,973.87    0.000000             -         -               -             -        -              -                 -
 PO-4           5,417.75    0.000000             -         -               -             -        -              -                 -
  AR                   -    5.000000             -         -               -             -        -              -                 -
------------------------------------------------------------------------------------------------------------------------------------
   M       13,284,079.41    5.357371     59,306.45         -               -     59,306.45        -              -         59,306.45
  B1        4,894,134.52    5.357371     21,849.75         -               -     21,849.75        -              -         21,849.75
  B2        3,495,810.37    5.357371     15,606.96         -               -     15,606.96        -              -         15,606.96
  B3        2,097,486.22    5.357371      9,364.18         -               -      9,364.18        -              -          9,364.18
  B4        1,398,324.15    5.357371      6,242.78         -               -      6,242.78        -              -          6,242.78
  B5        1,398,333.98    5.357371      6,242.83         -               -      6,242.83        -              -          6,242.83
------------------------------------------------------------------------------------------------------------------------------------
Totals  1,393,573,398.72              6,211,332.22         -               -  6,211,332.22        -              -      6,211,332.22
------------------------------------------------------------------------------------------------------------------------------------

                           Current Payment Information
                               Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1     12669DSG4       242,033,900.00      986.727100368      17.171032050       4.111362918     969.556068319         5.000000
  1A2     12669DSH2        43,584,128.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  1A3     12669DSJ8        37,252,986.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  1A4     12669DSK5         2,293,902.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  1A5     12669DSL3         1,960,684.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  1A6     12669DSM1        25,033,000.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  1A7     12669DSN9        39,978,000.00      978.416016864      27.923006764       4.076733404     950.493010100         5.000000
  1A8     12669DSP4        50,000,000.00      989.607253846      13.445003145       4.123363558     976.162250701         5.000000
  2A1     12669DSQ2        47,647,750.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  2A2     12669DSR0       140,235,000.00      998.921261294      18.937645883       4.578389114     979.983615412         5.500000
  2A3     12669DSS8        30,635,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  2A4     12669DST6        17,375,437.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  2A5     12669DSU3       100,170,000.00      998.985777701      17.805037158       4.994928889     981.180740543         6.000000
  2A6     12669DSV1        11,154,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  2A7     12669DSW9        75,065,000.00      999.029726715      17.033496420       4.162623861     981.996230295         5.000000
  2A8     12669DSX7        30,026,000.00      999.029726715      17.033496420       1.583878379     981.996230295         1.902500
  2A9     12669DSY5        30,026,000.00      999.029726715       0.000000000       5.492582185     981.996230295         6.597500
  210     12669DSZ2         6,641,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  211     12669DTA6        28,047,000.00      998.921261294      18.937645883       1.542084697     979.983615412         1.852500
  212     12669DTB4        28,047,000.00      998.921261294       0.000000000       5.533607570     979.983615412         6.647500
  213     12669DTC2           529,940.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  214     12669DTD0           638,803.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  3A1     12669DTE8       220,702,523.00      997.190545489       6.346100107       4.154960606     990.844445383         5.000000
  4A1     12669DTF5       100,000,000.00      993.611309148      22.048475779       4.140047121     971.562833370         5.000000
  4A2     12669DTG3        12,070,276.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  4A3     12669DTH1         8,632,484.00      992.901454610      24.498306418       4.137089394     968.403148192         5.000000
  4A4     12669DTJ7       100,000,000.00      992.901454610      24.498306418       3.930234924     968.403148192         4.750000
  4A5     12669DTK4         5,000,000.00      992.901454610       0.000000000       4.137089394     968.403148192         5.000000
  PO                        2,379,777.17      970.082366997       2.434652317       0.000000000     967.647714681         0.000000
 PO-1     12669DTL2                    -        0.000000000       0.000000000       0.000000000       0.000000000         0.000000
 PO-2     12669DTL2         2,335,067.77      981.636712839       2.453493455       0.000000000     979.183219385         0.000000
 PO-3     12669DTL2            22,476.70      488.233148104       2.065844096       0.000000000     486.167304008         0.000000
 PO-4     12669DTL2            22,232.70      243.683853063       0.828894466       0.000000000     242.854958597         0.000000
  AR      12669DTM0               100.00        0.000000000       0.000000000       0.000000000       0.000000000         5.000000
------------------------------------------------------------------------------------------------------------------------------------
   M      12669DTN8        13,306,650.00      998.303811293       3.239352339       4.456903493     995.064458954         5.357371
  B1      12669DTP3         4,902,450.00      998.303811293       3.239352339       4.456903493     995.064458954         5.357371
  B2      12669DTQ1         3,501,750.00      998.303811293       3.239352339       4.456903493     995.064458954         5.357371
  B3      12669DWZ7         2,101,050.00      998.303811293       3.239352339       4.456903493     995.064458954         5.357371
  B4      12669DXA1         1,400,700.00      998.303811293       3.239352339       4.456903493     995.064458954         5.357371
  B5      12669DXB9         1,400,709.83      998.303821649       3.239329019       4.456904540     995.064495264         5.357371
------------------------------------------------------------------------------------------------------------------------------------
 Totals                 1,400,700,000.00      994.912114457      13.610162183       4.434448647     981.301952274
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2002-35

Pool Level Data
Distribution Date                                                                                                         2/25/2003
Cut-off Date                                                                                                              12/1/2002
Determination Date                                                                                                         2/1/2003
Accrual Period 30/360                               Begin                                                                  1/1/2003
                                                    End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
  Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                 450,700,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    446,085,168.91
Ending Aggregate Pool Stated Principal Balance                                                                       440,111,016.54

Beginning Aggregate Certificate Stated Principal Balance                                                           1,393,573,398.72
Ending Aggregate Certificate Stated Principal Balance                                                              1,374,509,644.53

Beginning Aggregate Loan Count                                                                                                  965
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   8
Ending Aggregate Loan Count                                                                                                     957

Beginning Weighted Average Loan Rate (WAC)                                                                                5.864194%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.862427%

Beginning Net Weighted Average Loan Rate                                                                                  5.000117%
Ending Net Weighted Average Loan Rate                                                                                     5.000118%

Weighted Average Maturity (WAM) (Months)                                                                                        176

Servicer Advances                                                                                                         22,841.97

Aggregate Pool Prepayment                                                                                              4,427,376.98
Pool Prepayment Rate                                                                                                    11.3180 CPR


Group 2
Cut-Off Date Balance                                                                                                 500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    499,566,725.35
Ending Aggregate Pool Stated Principal Balance                                                                       492,784,079.26

Beginning Aggregate Certificate Stated Principal Balance                                                           1,393,573,398.72
Ending Aggregate Certificate Stated Principal Balance                                                              1,374,509,644.53

Beginning Aggregate Loan Count                                                                                                 1095
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  12
Ending Aggregate Loan Count                                                                                                    1083

Beginning Weighted Average Loan Rate (WAC)                                                                                6.381012%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.380092%

Beginning Net Weighted Average Loan Rate                                                                                  5.972470%
Ending Net Weighted Average Loan Rate                                                                                     5.972161%

Weighted Average Maturity (WAM) (Months)                                                                                        355

Servicer Advances                                                                                                          7,334.33

Aggregate Pool Prepayment                                                                                              5,918,555.20
Pool Prepayment Rate                                                                                                    13.3477 CPR


Group 3
Cut-Off Date Balance                                                                                                 225,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    224,358,923.43
Ending Aggregate Pool Stated Principal Balance                                                                       222,943,454.91

Beginning Aggregate Certificate Stated Principal Balance                                                           1,393,573,398.72
Ending Aggregate Certificate Stated Principal Balance                                                              1,374,509,644.53

Beginning Aggregate Loan Count                                                                                                  492
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   1
Ending Aggregate Loan Count                                                                                                     491

Beginning Weighted Average Loan Rate (WAC)                                                                                5.786778%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.786384%

Beginning Net Weighted Average Loan Rate                                                                                  4.999755%
Ending Net Weighted Average Loan Rate                                                                                     4.999755%

Weighted Average Maturity (WAM) (Months)                                                                                        176

Servicer Advances                                                                                                          3,637.20

Aggregate Pool Prepayment                                                                                                635,864.37
Pool Prepayment Rate                                                                                                     3.3599 CPR


Group 4
Cut-Off Date Balance                                                                                                 225,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    223,562,581.04
Ending Aggregate Pool Stated Principal Balance                                                                       218,671,093.79

Beginning Aggregate Certificate Stated Principal Balance                                                           1,393,573,398.72
Ending Aggregate Certificate Stated Principal Balance                                                              1,374,509,644.53

Beginning Aggregate Loan Count                                                                                                  477
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   8
Ending Aggregate Loan Count                                                                                                     469

Beginning Weighted Average Loan Rate (WAC)                                                                                5.779627%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.779707%

Beginning Net Weighted Average Loan Rate                                                                                  4.999879%
Ending Net Weighted Average Loan Rate                                                                                     4.999877%

Weighted Average Maturity (WAM) (Months)                                                                                        175

Servicer Advances                                                                                                          3,220.79

Aggregate Pool Prepayment                                                                                              3,564,651.67
Pool Prepayment Rate                                                                                                    17.6375 CPR

--------------------------------------------------------------------------------
 Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                    98.0847643111%
Senior Prepayment Percentage                                                                                          0.0000000000%

Subordinate Percentage                                                                                                1.9152356889%
Subordinate Prepayment Percentage                                                                                   100.0000000000%

Group 2
Senior Percentage                                                                                                    98.0906520106%
Senior Prepayment Percentage                                                                                          0.0000000000%

Subordinate Percentage                                                                                                1.9093479894%
Subordinate Prepayment Percentage                                                                                   100.0000000000%

Group 3
Senior Percentage                                                                                                    98.0987210903%
Senior Prepayment Percentage                                                                                          0.0000000000%

Subordinate Percentage                                                                                                1.9012789097%
Subordinate Prepayment Percentage                                                                                   100.0000000000%

Group 4
Senior Percentage                                                                                                    98.0924766938%
Senior Prepayment Percentage                                                                                          0.0000000000%

Subordinate Percentage                                                                                                1.9075233062%
Subordinate Prepayment Percentage                                                                                   100.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    26,041,504.90
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        26,041,504.90

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                          284,767.17
Payment of Sub Servicer Fees                                                                                               2,314.55
Payment of Other Fees                                                                                                    480,652.90
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                     2,314.55
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     25,273,770.27
Total Withdrawals                                                                                                     26,043,819.45

Ending Balance                                                                                                           480,652.90

Master Servicing Fees Paid                                                                                               284,767.17
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                      2,314.55
Other Fees Paid                                                                                                          480,652.90
Total Fees                                                                                                               767,734.63

--------------------------------------------------------------------------------
        Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                    30-59 Days    60-89 Days             90+ Days                 Totals
Scheduled Principal Balance                                  2,691,619.45             -                    -           2,691,619.45
Percentage of Total Pool Balance                                0.611577%     0.000000%            0.000000%              0.611577%
Number of Loans                                                         4             0                    0                      4
Percentage of Total Loans                                       0.417973%     0.000000%            0.000000%              0.417973%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 2

Delinquency                                                    30-59 Days    60-89 Days             90+ Days                 Totals
Scheduled Principal Balance                                  1,181,640.37             -                    -           1,181,640.37
Percentage of Total Pool Balance                                0.239789%     0.000000%            0.000000%              0.239789%
Number of Loans                                                         3             0                    0                      3
Percentage of Total Loans                                       0.277008%     0.000000%            0.000000%              0.277008%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 3

Delinquency                                                    30-59 Days    60-89 Days             90+ Days                 Totals
Scheduled Principal Balance                                    433,362.50             -                    -             433,362.50
Percentage of Total Pool Balance                                0.194382%     0.000000%            0.000000%              0.194382%
Number of Loans                                                         1             0                    0                      1
Percentage of Total Loans                                       0.203666%     0.000000%            0.000000%              0.203666%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 4

Delinquency                                                    30-59 Days    60-89 Days             90+ Days                 Totals
Scheduled Principal Balance                                    386,816.52             -                    -             386,816.52
Percentage of Total Pool Balance                                0.176894%     0.000000%            0.000000%              0.176894%
Number of Loans                                                         1             0                    0                      1
Percentage of Total Loans                                       0.213220%     0.000000%            0.000000%              0.213220%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original                Current
Bankruptcy Loss                                                                                    46,933.55              46,933.55
Bankruptcy Percentage                                                                              0.003351%              0.003415%
Credit/Fraud Loss                                                                              14,007,000.00          14,007,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%              1.019054%
Special Hazard Loss                                                                            14,007,000.00          13,935,733.99
Special Hazard Loss Percentage                                                                     1.000000%              1.013869%

Credit Support                                                                                      Original                Current
Class A                                                                                     1,374,086,690.17       1,348,027,685.73
Class A Percentage                                                                                98.099999%             98.073352%

Class M                                                                                        13,306,650.00          13,240,974.48
Class M Percentage                                                                                 0.950000%              0.963324%

Class B1                                                                                        4,902,450.00           4,878,253.76
Class B1 Percentage                                                                                0.350000%              0.354909%

Class B2                                                                                        3,501,750.00           3,484,466.97
Class B2 Percentage                                                                                0.250000%              0.253506%

Class B3                                                                                        2,101,050.00           2,090,680.18
Class B3 Percentage                                                                                0.150000%              0.152104%

Class B4                                                                                        1,400,700.00           1,393,786.79
Class B4 Percentage                                                                                0.100000%              0.101402%

Class B5                                                                                        1,400,709.83           1,393,796.62
Class B5 Percentage                                                                                0.100001%              0.101403%